UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 30, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of Safe & Green Holdings Corp. (the “Company”) appointed Jill Anderson to fill a vacancy on the Board. Ms. Anderson will serve as a director of the Company until the date of the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified. As of the Effective Date, Ms. Anderson was also appointed to the Audit Committee.

Ms. Anderson will receive the following compensation for her service as a director: (i) an annual cash retainer of $80,000 which is paid in quarterly installments and (ii) subject to the approval by the Company’s stockholders of an amendment to the Company’s Stock Incentive Plan (the “Plan”) which increases the number of shares issuable under the Plan, an annual equity grant of restricted stock units under the Plan with a grant date value of approximately $80,000 that will vest quarterly over two years, subject to continued service as a director through such date.

A brief description of the qualifications and experiences of Ms. Anderson is set forth below.

Jill Anderson, age 49, has nearly twenty years of in-house and law firm experience counseling life sciences and healthcare companies on a variety of business issues and transactions. Since August 2020, Ms. Anderson has served as Chief Legal Officer of miR Scientific, a precision healthcare company committed to transforming cancer management globally by developing non-invasive tests for the detection and risk classification of cancers. From December 2006 to August 2020, Ms. Anderson was a partner in the Healthcare and Privacy & Cybersecurity departments at the law firm of Moses & Singer LLP in New York City. Before that, Ms. Anderson held legal roles at Dana-Farber Cancer Institute and Mass General Brigham (formerly Partners Healthcare System). Ms. Anderson also serves on the Board of Directors of Fight Cancer Global, a nonprofit organization dedicated to creating patient-centric solutions which unite all constituents to end the isolation for cancer patients globally. Ms. Anderson earned her J.D. at Widener University School of Law and holds a Bachelor of Science degree in Pre-Medicine from Rutgers University.

There are no family relationships between Ms. Anderson and any of the Company’s directors or executive officers. In addition, except as set forth above, Ms. Anderson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Anderson also entered into an offer letter (the “Offer Letter”) with the Company which describes her compensation and establishes other terms and conditions governing her service to the Company. The foregoing description of the provisions of the Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Offer Letter with Jill Anderson and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: September 5, 2023	By:	/s/ Patricia Kaelin
	Name:	Patricia Kaelin
	Title:	Chief Financial Officer

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